UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2005
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions.
     Advanced Energy Industries, Inc. (“Advanced Energy”) hereby files with the Securities and Exchange Commission (the “Commission”) (a) the condensed consolidated financial information of Advanced Energy for the three- and six-month periods ended June 30, 2005 set forth in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference, and (b) the description of Advanced Energy’s business set forth in Exhibit 99.2 to this Current Report on Form 8-K that contains certain financial information of Advanced Energy relating to the three- and six-month periods ended June 30, 2005, which is incorporated herein by reference.
Item 8.01 Other Events.
     Advanced Energy hereby files with the Commission (a) the description of Advanced Energy’ business set forth in Exhibit 99.2 to this Current Report on Form 8-K, to the extent such information does not constitute financial information of Advanced Energy, which is incorporated by reference, and (b) the risk factors relating to the business and common stock of Advanced Energy set forth in the prospectus supplement filed with the Commission as of even date herewith pursuant to Rule 425(b)(5) and set forth in Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference.
     The information in this Current Report on Form 8-K, including the exhibits, shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(c)	The following exhibits are filed pursuant to Items 2.02 and 8.01:
99.1	Condensed Consolidated Financial Information of Advanced Energy Industries, Inc. in respect of the Three-Month and Six-Month Periods Ended June 30, 2005.

99.2	Description of the Business of Advanced Energy Industries, Inc.

99.3	Risk Factors Relating to the Business of Advanced Energy Industries, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: August 3, 2005	/s/ Michael El-Hillow

Michael El-Hillow, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Condensed Consolidated Financial Information of Advanced Energy Industries, Inc. in respect of the Three-Month and Six-Month Periods Ended June 30, 2005.

99.2	Description of the Business of Advanced Energy Industries, Inc.

99.3	Risk Factors Relating to the Business of Advanced Energy Industries, Inc.